Exhibit 10.14

UNSECURED PROMISSORY NOTE

                                                                                                                      November 5, 2015
U.S. $30,000.00

FOR VALUE RECEIVED, the undersigned, Eos Petro, Inc., a Nevada corporation (the “Issuer”), hereby promises to pay to the order of John Linton, an individual (the “Payee”), at such place as the Payee shall direct in writing, the principal sum of Thirty Thousand Dollars ($30,000.00), with interest at 4.00% on the unpaid balance.  All references to Dollars herein are to lawful currency of the United States of America.

All unpaid principal of this Note and accrued interest shall be due and payable on April 1, 2016 (the “Maturity Date”). This Note may be prepaid at any time in whole or in part without penalty.

In any action at law or in equity to enforce or construe any provisions or rights under this Note, the unsuccessful party or parties to such litigation, as determined by a court pursuant to a final offer, judgment or decree, shall pay to the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by such successful party.

This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

Eos Petro, Inc.
A Nevada corporation

By: /s/ Nicholas Konstant
    Nicholas Konstant
    Its: Chief Financial Officer